Herman Miller Reports Second Quarter Fiscal 2020 Results

•	Net sales growth of 3% over prior year

•	Operating margin expansion of 120 basis points on a reported basis (100 basis points adjusted)

•	Announced further strategic investments in HAY and naughtone
Webcast to be held Thursday, December 19, 2019, at 9:30 AM ET

Release	Immediate
Date	December 18, 2019
Contact	Kevin Veltman (616) 654-3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654-8538 or jeff_stutz@hermanmiller.com
Media (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the Company’s website at http://www.hermanmiller.com/investors

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its second quarter ended November 30, 2019. Net sales in the quarter totaled $674.2 million, an increase of 3.3% from the same quarter last fiscal year. New orders in the second quarter of $674.9 million were 4.2% below the prior year level.

Herman Miller reported net earnings of $1.32 per share on a diluted basis in the second quarter compared to diluted earnings per share of $0.66 in the same quarter last fiscal year. Other income in the current quarter reflected a pre-tax gain of $30.5 million related to the purchase accounting treatment of the initial equity-method investment in U.K.-based naughtone. The Company acquired the remaining shares of naughtone during the second quarter, and as a result was required to mark the value of the initial investment to fair value, resulting in a non-taxable gain. Excluding restructuring expenses, other special charges, and the naughtone investment gain, adjusted earnings per share in the second quarter totaled $0.88 compared to adjusted earnings per share of $0.75 in the second quarter of last fiscal year.

Andi Owen, President and Chief Executive Officer, stated, "In the face of an uncertain global economic and geopolitical environment, we delivered adjusted earnings per share at the upper end of the guidance range that we established at the start of the quarter. Second quarter sales were impacted by lower than anticipated order levels, which reflected the uneven demand patterns we're seeing across the broader industry and the natural variability in a project-driven business. Order rate declines during the quarter were amplified by a particularly challenging growth comparison in our prior year second quarter, which reflected consolidated organic order growth of 10%. While these factors also impact our organic sales growth guidance for the upcoming quarter, we are seeing positive signs as we look further ahead, both in our own project activity levels and in broader demand indicators such as job growth, unemployment levels, and consumer spending. Going forward, we are also excited about our additional investments in HAY and naughtone that give us majority ownership of these fast-growing design brands. With our collection of leading brands, a global multi-channel distribution capability and a clear set of strategic priorities, we remain well-positioned to drive sustainable long-term growth.”

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Second Quarter Fiscal 2020 Financial Results

FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data)	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	November 30, 2019	December 1, 2018	% Chg.	November 30, 2019	December 1, 2018	% Chg.
Net Sales	$674.2	$652.6	3.3%	$1,345.2	$1,277.3	5.3%
Gross Margin %	37.9%	36.1%	N/A	37.3%	36.1%	N/A
Operating Expenses	$188.9	$182.2	3.7%	$372.9	$360.2	3.5%
Restructuring Expense	$4.2	$0.3	1,300.0%	$6.1	$1.4	335.7%
Operating Earnings %	9.3%	8.1%	N/A	9.1%	7.8%	N/A
Adjusted Operating Earnings %*	10.1%	9.1%	N/A	9.7%	8.7%	N/A
Net Earnings Attributable to Herman Miller, Inc.	$78.6	$39.3	100.0%	$126.8	$75.1	68.8%
Earnings Per Share – Diluted	$1.32	$0.66	100.0%	$2.14	$1.26	69.8%
Adjusted Earnings Per Share – Diluted*	$0.88	$0.75	17.3%	$1.72	$1.44	19.4%
Orders	$674.9	$704.8	(4.2)%	$1,351.6	$1,337.6	1.0%
Backlog	$400.6	$406.7	(1.5)%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Consolidated gross margin in the second quarter of fiscal 2020 totaled 37.9%, representing a 180 basis point increase from the level reported in the same quarter of last fiscal year. Gross margin reflected 15 basis points of improvement this quarter due to a favorable exclusion by the Office of the United States Trade Representative, which resulted in a refund of tariffs paid over the past 12 months.
Operating expenses in the second quarter were $188.9 million compared to $182.2 million in the same quarter a year ago. Operating expenses included certain special charges totaling $1.2 million in the second quarter of fiscal 2020 and $5.7 million in the same quarter last year. These items in the current quarter related primarily to transaction costs associated with the HAY and naughtone investments. Excluding these items, operating expenses increased by $11.2 million compared to the same quarter last year.
The Company recognized pre-tax restructuring expense totaling $4.2 million in the second quarter. These items related primarily to restructuring actions associated with profit improvement initiatives, including plans initiated in the quarter to optimize our Nemschoff manufacturing operations and targeted workforce reductions.
Herman Miller’s effective income tax rate in the second quarter was 14.3%, compared to 22.6% in the same quarter last fiscal year. Excluding the impact of the non-taxable gain this quarter related to naughtone, the adjusted effective income tax rate in the period was 21.6%.

Jeff Stutz, Chief Financial Officer, noted, "Despite the uneven demand environment this quarter, we leveraged gross margin expansion and well-managed operating expenses to deliver 100 basis points of adjusted operating margin improvement. Gross margin expansion was primarily driven by net price realization, favorable steel costs, and continued savings from our profit improvement initiatives. We’re also pleased with the commitment of our Herman Miller team members to continually balance the investments required for future growth with prudent control over spending. These factors combined to drive a 17% year-over-year increase in adjusted earnings per share and robust operating cash flow generation. While ongoing global uncertainty remains an outlook risk, we were encouraged to see improved order levels in the last month of the quarter and, to date, through the early part of the third quarter."

The Company ended the second quarter with total cash and cash equivalents of $177.0 million. Cash flow generated from operations was $89.6 million in the current quarter compared to $58.6 million in the same quarter last fiscal year.

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Segment Sales and Orders

The following tables summarize reported and organic segment sales and orders for the second quarter of fiscal 2020:

Organic Sales Growth by Segment *

	Three Months Ended				Three Months Ended
	November 30, 2019				December 1, 2018
	North America	International	Retail	Total	North America	International	Retail	Total
Net Sales, as reported	$450.6	$118.2	$105.4	$674.2	$434.8	$118.5	$99.3	$652.6
% change from PY	3.6%	(0.3)%	6.1%	3.3%

Proforma Adjustments
Acquisition	(2.5)	(1.0)	—	(3.5)	—	—	—	—
Currency Translation Effects (1)	0.3	1.6	—	1.9	—	—	—	—
Net Sales, organic	$448.4	$118.8	$105.4	$672.6	$434.8	$118.5	$99.3	$652.6
% change from PY	3.1%	0.3%	6.1%	3.1%

Organic Order Growth by Segment *

	Three Months Ended				Three Months Ended
	November 30, 2019				December 1, 2018
	North America	International	Retail	Total	North America	International	Retail	Total
Orders, as reported	$435.3	$126.4	$113.2	$674.9	$457.7	$137.3	$109.8	$704.8
% change from PY	(4.9)%	(7.9)%	3.1%	(4.2)%

Proforma Adjustments
Acquisition	(2.5)	(0.6)	—	(3.1)	—	—	—	—
Currency Translation Effects (1)	0.2	1.6	—	1.8	—	—	—	—
Orders, organic	$433.0	$127.4	$113.2	$673.6	$457.7	$137.3	$109.8	$704.8
% change from PY	(5.4)%	(7.2)%	3.1%	(4.4)%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period
* Items represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Third Quarter Fiscal 2020 Guidance

Looking forward, Herman Miller expects net sales in the third quarter of fiscal 2020 to be in the range of $672 million to $692 million. On an organic basis, adjusted for foreign currency translation and the impact of consolidating HAY and naughtone, this forecast implies sales growth of 3% compared to the third quarter of last year at the mid-point of the range. The Company expects diluted earnings per share to range between $0.68 to $0.72.
Supplemental Information and Webcast

The Company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the Company's website at http://www.hermanmiller.com/investors.

The Company will host a webcast to discuss the results of the second quarter of fiscal 2020 on Thursday, December 19, 2019, at 9:30 AM ET. To ensure your access to the webcast, you should allow extra time to visit the Company’s website at http://investors.hermanmiller.com/events-and-presentations to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services.  Since its inception in 1905, the Company has relied on innovative design to help people do great things. The global design leader has evolved into Herman Miller Group, a family of brands that collectively offers a variety of products for environments where people live, learn, work, and heal. The family of brands includes Colebrook Bosson Saunders, Design Within Reach, Geiger, HAY, Maars Living Walls, Maharam, naughtone, Nemschoff, and Herman Miller. For more information visit www.hermanmiller.com/about-us.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, our success in initiatives aimed at achieving long-term profit optimization goals, employment and general economic conditions, the pace of economic recovery in the U.S. and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, changes in future tax legislation or interpretation of current tax legislation, the ability to increase prices to absorb the additional costs of raw materials, changes in global tariff regulations, the financial strength of our dealers and the financial strength of our customers, our ability to locate new retail studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, our ability to integrate and benefit from acquisitions and investments, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the three and six months ended November 30, 2019 follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Three Months Ended				Six Months Ended
	November 30, 2019		December 1, 2018		November 30, 2019		December 1, 2018
Net Sales	$674.2	100.0%	$652.6	100.0%	$1,345.2	100.0%	$1,277.3	100.0%
Cost of Sales	418.7	62.1%	417.0	63.9%	843.6	62.7%	816.6	63.9%
Gross Margin	255.5	37.9%	235.6	36.1%	501.6	37.3%	460.7	36.1%
Operating Expenses	188.9	28.0%	182.2	27.9%	372.9	27.7%	360.2	28.2%
Restructuring Expense	4.2	0.6%	0.3	—%	6.1	0.5%	1.4	0.1%
Operating Earnings	62.4	9.3%	53.1	8.1%	122.6	9.1%	99.1	7.8%
Gain on Consolidation of Equity Method Investment	30.5	4.5%	—	—%	30.5	2.3%	—	—%
Other Expenses, net	2.6	0.4%	3.8	0.6%	4.7	0.3%	5.7	0.4%
Earnings Before Income Taxes and Equity Income	90.3	13.4%	49.3	7.6%	148.4	11.0%	93.4	7.3%
Income Tax Expense	12.9	1.9%	11.2	1.7%	25.2	1.9%	20.0	1.6%
Equity Income, net of tax	1.2	0.2%	1.2	0.2%	3.4	0.3%	1.8	0.1%
Net Earnings	78.6	11.7%	39.3	6.0%	126.6	9.4%	75.2	5.9%
Net Earnings Attributable to Noncontrolling Interests	—	—%	—	—%	(0.2)	—%	0.1	—%
Net Earnings Attributable to Herman Miller, Inc.	$78.6	11.7%	$39.3	6.0%	$126.8	9.4%	$75.1	5.9%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$1.33		$0.66		$2.15		$1.27
Weighted Average Basic Common Shares	59,061,731		59,133,700		58,985,366		59,212,370
Earnings Per Share – Diluted	$1.32		$0.66		$2.14		$1.26
Weighted Average Diluted Common Shares	59,402,001		59,442,219		59,318,982		59,612,113

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Six Months Ended
	November 30, 2019	December 1, 2018
Net Earnings	$78.6	$75.2
Net Cash Provided by Operating Activities	142.4	91.5
Net Cash Used in Investing Activities	(82.1)	(118.7)
Net Cash Used in Financing Activities	(40.6)	(59.8)
Effect of Exchange Rates	(1.9)	(3.3)
Change in Cash	17.8	(90.3)
Cash and Cash Equivalents, Beginning of Period	159.2	203.9
Cash and Cash Equivalents, End of Period	$177.0	$113.6

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	November 30, 2019	June 1, 2019
Assets
Current Assets:
Cash and cash equivalents	$177.0	$159.2
Short-term investments	9.0	8.8
Accounts and notes receivable, net	208.9	218.0
Unbilled accounts receivable	35.7	34.3
Inventories, net	184.4	184.2
Prepaid expenses and other	51.8	56.8
Total Current Assets	666.8	661.3
Net property and equipment	339.8	348.6
Right of use assets	232.5	—
Other assets	638.9	559.4
Total Assets	$1,878.0	$1,569.3

Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity
Current Liabilities:
Accounts payable	$166.7	$177.7
Accrued liabilities	314.7	268.4
Total Current Liabilities	481.4	446.1
Long-term debt	275.0	281.9
Lease liabilities	198.1	—
Other liabilities	78.9	101.5
Total Liabilities	1,033.4	829.5
Redeemable Noncontrolling Interests	—	20.6
Stockholders' Equity	844.6	719.2
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$1,878.0	$1,569.3

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